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                                                                   Exhibit 10.11


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              1999 CHARLES RIVER CORPORATE OFFICER SEPARATION PLAN

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1.0   Background

      1.1   Purpose:

            The purpose of the Charles River Corporate Officer Separation Plan is to establish an equitable measure of compensation for a corporate officer of Charles River Laboratories, Inc. (the "Company") who has been terminated.

      1.2   Eligibility:

            Eligible employees under this Plan are corporate officers at the vice president level and above of the Company whose employment as a corporate officer is terminated for reasons other than cause, voluntary resignation, disability, early or normal retirement, or death and who have not been offered a comparable position within the Company.

2.0   Definitions

      2.1   Termination for Cause:

            A termination of employment status for fraud, violence, theft, gross misconduct, discrimination, harassment or actions which create legal liabilities for the Company or actions of malicious intent which directly compromise the individual's role/accountabilities.

      2.2   Comparable Position:

            A comparable position is defined as a position having the same salary grade as the corporate officer's current position in the same geographical area with comparable salary, employee benefits perquisites, and status.

      2.3   Separation Date:

            The last day of full time active employment.

      2.4   Termination Date:

            The termination date will be the later of the separation date or the last day as a severed employee receiving benefits, in the event the officer elects to receive cycle payments; provided that the foregoing shall be subject to Section 5.1 hereof as it relates to the rights under the Stock Incentive Plan of the Company's parent, Bausch & Lomb Incorporated ("B&L").
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3.0   Severance Pay

      3.1   Maximum Severance Pay Allowance:

            A corporate officer shall be entitled to a severance pay allowance equal to twelve (12) months of the corporate officer's base pay plus an amount equal to the accrued vacation pay payable to the corporate officer as of the separation date.

      3.2   Method of Payment:

            The Company shall make payments to the corporate officer monthly, based upon normal payroll procedures, or in one lump sum payment at the officer's election.

4.0   Incentive Compensation

      4.1   EVA Executive Incentive Compensation Plan:

            Participants whose separation date is after June 30 in any plan year, will receive a pro rata bonus based on the period of active employment on the date that such bonuses are paid to all other active eligible employees.

5.0   Stock Incentive Plan

      5.1   Pursuant to B&L's Stock Incentive Plans:

            a) A corporate officer who is terminated will have (i) 90 days from the separation date in which to exercise vested stock options which were granted to the corporate officer before January 22, 1997 and (ii) 90 days from the termination date in which to exercise vested stock options which were granted to the corporate officer on or after January 22, 1997. Only options which have vested on or before the separation date may be exercised.

            b) On or after the separation date an eligible corporate officer will not be eligible for any loans in connection with the exercise of vested options.

            c) A corporate officer who is terminated has ownership rights to restricted stock to the extent it was vested at the separation date.

6.0   Outplacement Services

      6.1 The Company will assist the corporate officer in the search for new employment by paying professional fees for the services incurred in the normal course of a job search of an outplacement organization in a total amount not to exceed 15% of the officer's annualized pay (base pay and prior year EVA bonus actually paid) at the time of termination. All such fees and expenses must be incurred within one year from the Separation Date to be reimbursed.


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7.0   Financial Perquisites

      7.1 The following perquisites will be continued as set forth below for those officers who elect cycled severance:

      7.2   Company Car:

            The officer's car may be purchased by the executive on or before the termination date, at the officer's election, at a price to be determined by reference to the Company's Automobile Policy, as then in effect. If not purchased, the car must be returned to the Company on the termination date. The purchase price will be deducted from the severance payments if the executive has failed to make arrangements to return or purchase the vehicle on or before the termination date.

      7.3   Healthcare Reimbursement:

            Eligibility for Company reimbursement or payment made on behalf of officers for healthcare benefits shall continue until the termination date.

      7.3   Other Perquisites:

            The Company shall reimburse the Officer for other standard perquisites through the termination date, based on those that were made available to the officer as of the Separation Date, consistent with past practices.

8.0   Benefits/Perquisites

      Health, Life Insurance, Retirement Income, and Savings Plus Plan:

      Health, Life Insurance, Retirement Income, and Savings Plus Plan Benefits shall continue during the period of severance with benefits, and cease on the termination date, subject to the officer's election under COBRA.

      Benefits under the Long-Term and Short-Term Disability Plans shall cease on the separation date. There are no conversion privileges.

9.0   Non-Compete Agreement

      9.1 In addition, in order to be eligible for benefits under the Plan, the corporate officer must execute an agreement not to compete with or solicit employees from the Company for a period of one (1) year in the following form:

            In consideration of the benefits to be provided to you and as part of your fiduciary obligations to B&L, you agree that for a period of one (1) year from the Separation Date you will not, directly or indirectly:


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            (a) Compete with any business of the Company engaged in or under active development by the Company or any of its subsidiaries. For the purpose of this Agreement, the phrase "compete" shall include serving as an employee, an officer, a director, an owner, a partner or a 5% or more shareholder of any business or otherwise engaging in or assisting another to engage in any business. Without limiting the foregoing, the Company shall consider, on an as requested basis, modifications to your restrictions on competition where management of the Company believes the competitive impact on the Company to be minimal or otherwise manageable; or

            (b) Directly or indirectly solicit or hire any employee of the Company or any of its subsidiaries to work for or on behalf of you or any business in which you serve as an employee, an officer, a director, an owner, a partner or a 5% or more shareholder.

10.0  Administration of the Plan

      10.1  Preparation of Severance Package:

            The Company's corporate Human Resources Department is responsible for the preparation of the executive severance package in accordance with this Plan.

      10.2  Other Policies and Plans:

            This Plan supersedes the Officer Separation Plan of May 16, 1991.


                                          CHARLES RIVER LABORATORIES, INC.


                                          By:   /s/ James C. Foster
                                                ---------------------
                                                    James C. Foster
                                                    President & CEO

                                          Date: January 15, 1999
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